UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 23, 2011
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On February 23, 2011, the Board of Directors (the “Board”) of California Water Service Group (the “Company”) voted to elect Lester A. Snow, to the Board, effective March 1, 2011, to fill a vacancy created by the increase in the size of the Board.
     There are no arrangements or understandings between Mr. Snow and any other person pursuant to which Mr. Snow was selected as a director. There is no information that is required to be disclosed with respect to Mr. Snow pursuant to Item 404(a) of Regulation S-K.
     On February 23, 2011, the Company issued a press release announcing the election of Mr. Snow to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.
Item 8.01. Other Events.
     On February 23, 2011, the Board voted to increase the size of the Board from nine to ten directors, effective March 1, 2011.
Item 9.01. Financial Statements and Exhibits.
          We hereby file the following exhibit with this report:

Exhibit No.	Description
99.1	Press Release issued February 23, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: February 23, 2011	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer & Treasurer